UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

CSS Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 27, 2010, the Human Resources Committee of our Board of Directors adjusted the annual base salaries of certain of our named executive officers and determined the target and maximum award levels for each of our named executive officers participating in our Management Incentive Program (“MIP”) for our fiscal year ending March 31, 2011 (our 2011 fiscal year). These determinations were as follows:

	Annual	MIP Target and Maximum
Executive Officer	Base	Award Levels
Name and Title	Salary	Target	Maximum

Christopher J. Munyan, President and Chief Executive Officer	$540,000	$540,000	$1,080,000

Vincent A. Paccapaniccia, Vice President — Finance, and Chief Financial Officer	$320,000	$256,000	$512,000

William G. Kiesling, Vice President — Legal and Human Resources	$312,500	$250,016	$500,032

Scott M. Shea, President of Berwick Offray LLC and Cleo Inc	$310,800	$248,640	$497,280
The annual base salaries shown in the table above are effective retroactively beginning as of April 1, 2010. The performance period for the MIP awards shown in the table above is our 2011 fiscal year. Each award has two or more components. The components of each award and the portion of the amounts in the table above that may be paid under each component are as follows:

	Component and portion that may be awarded under it
Executive	CSS performance	Discretionary	Business unit performance
Munyan	80%	20%	—
Paccapaniccia	80%	20%	—
Kiesling	80%	20%	—
Shea	30%	20%	50%
The sole metric for determining whether, and the extent to which, the CSS performance component will be paid is diluted earnings per share (“EPS”) for CSS Industries, Inc. (“CSS”). No amounts will be paid under the CSS performance component unless CSS achieves EPS in excess of a minimum “threshold” level determined by the Human Resources Committee. If the minimum EPS threshold level is exceeded, the amount paid under the CSS performance component will depend on the extent to which actual EPS exceeds the minimum level. The Human Resources Committee also established “target” and “maximum” EPS levels that must be reached in order for the CSS performance component to be paid at the target and maximum levels, respectively.

The extent to which the discretionary component is paid, if at all, will be determined by and in the sole discretion of the Human Resources Committee.
The sole metric for determining whether, and the extent to which, the business unit performance component will be paid is operating income for the BOC Design Group, which is the business unit for which Mr. Shea has responsibility. No amounts will be paid under the business unit performance component unless the BOC Design Group achieves operating income in excess of a minimum “threshold” level determined by the Human Resources Committee. If the minimum operating income threshold is exceeded, the amount paid under the business unit performance component will depend on the extent to which actual operating income exceeds the minimum level. The Human Resources Committee also established “target” and “maximum” operating income levels that must be reached in order for the business unit performance component to be paid at the target and maximum levels, respectively.
The amounts payable, if any, under the MIP for the fiscal 2011 performance period will not be determined until after the performance period is completed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc. (Registrant)
By:	/s/ William G. Kiesling
William G. Kiesling
Vice President-Legal and Human Resources and General Counsel

Date: May 3, 2010

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